Exhibit 10.14

Change of Control Agreements in effect as of January 26, 2004

1 Year Agreements

Eric Q. Broderson

John Chamberlain

Lisa A. Clarke

Randall Hollis

Kevin Honeycutt

Lynn Jacobs

Jonathan E. Otis

Yves Roumier

Scott A. Roza

Paul G. Rutherford

Richard S. Sato

F. James Vaughan

Christopher S. Willis

William Yaman

2 Year Agreements

William C. Britts

Jon W. Gacek

Said Rahmani-Khezri

Linda A. Schoemaker

3 Year Agreements

Charles H. Stonecipher

Peter H. van Oppen